UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2010

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of shareholders for Pharmaceutical Product Development, Inc. was held on May 20, 2010.

At the meeting, our shareholders elected eight members to our board of directors for a term expiring at the annual meeting of shareholders in 2011, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Stuart Bondurant, M.D.	88,253,270	7,377,549	8,557,509
Fredric N. Eshelman, Pharm.D.	88,433,382	7,197,437	8,557,509
Frederick Frank	85,320,098	10,310,721	8,557,509
General David L. Grange	89,798,299	5,832,520	8,557,509
Catherine M. Klema	91,462,100	4,168,719	8,557,509
Terry Magnuson, Ph.D.	91,504,421	4,126,398	8,557,509
Ernest Mario, Ph.D.	87,624,422	8,006,397	8,557,509
John A. McNeill, Jr.	88,310,783	7,320,036	8,557,509

Our shareholders also ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending 2010. The vote for such ratification was 96,149,875 shares for, 8,038,452 shares against (including abstentions) and no broker non-votes.

Item 8.01. Other Events.

On May 24, 2010, Pharmaceutical Product Development, Inc. issued a press release that its board of directors set the shareholder record date as June 1, 2010 and a distribution date of June 14, 2010 in connection with the spin-off of its wholly owned subsidiary, Furiex Pharmaceuticals, Inc. Shareholders of record will receive a pro rata dividend of one share of Furiex Pharmaceuticals, Inc. common stock for every 12 shares of PPD common stock with any fractional shares to be paid in cash. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: May 24, 2010
/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Financial Officer